Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)Registration Statement (Form S-8 No. 333-105535) pertaining to the Freeport-McMoRan Copper & Gold Inc. 2003 Stock Incentive Plan,
2)Registration Statement (Form S-8 No. 333-115292) pertaining to the Freeport-McMoRan Copper & Gold Inc. 2004 Director Compensation Plan,
3)Registration Statement (Form S-8 No. 333-136084) pertaining to the  Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan,
4)Registration Statement (Form S-8 No. 333-147413) pertaining to the Amended and Restated Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan,
5)Registration Statement (Form S-8 No. 333-189047) pertaining to the Plains Exploration & Production Company 2010 Incentive Award Plan; the Plains Exploration & Production 2004 Stock Incentive Plan; the McMoRan Exploration Co. Amended and Restated 2008 Stock Incentive Plan; the McMoRan Exploration Co. 2005 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2004 Director Compensation Plan, as amended and restated; the McMoRan Exploration Co. 2003 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2001 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2000 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 1998 Stock Option Plan, as amended and restated; and the McMoRan Exploration Co. 1998 Stock Option Plan for Non-Employee Directors, as amended and restated,
6)Registration Statement (Form S-8 No. 333-212523) pertaining to the Freeport-McMoRan Inc. 2016 Stock Incentive Plan, and
7)Registration Statement (Form S-3 No. 333-226675) pertaining to the Freeport-McMoRan Inc. 2018
Automatic Shelf Registration Statement, as amended

of our reports dated February 16, 2021 with respect to the consolidated financial statements and schedule of Freeport-McMoRan Inc., and the effectiveness of internal control over financial reporting of Freeport-McMoRan Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Phoenix, Arizona
February 16, 2021